                                                                  EXHIBIT 10.1.2



         SUPPLEMENTAL INDENTURE, dated March 22, 2000, between ROCK-MCGRAW, INC., a New York corporation, having an office at 1221 Avenue of the Americas, New York, N.Y. 10020 (the "Landlord"), and SIRIUS SATELLITE RADIO INC. (formerly known as CD RADIO INC.), a Delaware corporation having an office at 1221 Avenue of the Americas, New York, N.Y. 10020 (the "Tenant").


         WHEREAS, by Lease dated March 31, 1998, as the same heretofore may have been amended (the "Original Lease"), certain premises, as therein described, in the building known as 1221 Avenue of the Americas (the "Building"), in the Borough of Manhattan, New York, N.Y., are now leased and demised by the Landlord to the Tenant;


         WHEREAS, the parties hereto mutually desire to amend the Original Lease as herein set forth, and are executing and delivering this Supplemental Indenture for such purpose (the Original Lease as amended by this Supplemental Indenture, the "Lease");


         WHEREAS, all capitalized terms not defined herein shall have the meanings ascribed to them in the Original Lease.


         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, that the parties hereto, in consideration of the terms and conditions herein contained, hereby amend the Original Lease in the following respects, and only in the following respects:


         (1) DEMISE OF 32ND FLOOR ADDITIONAL SPACE, TERM AND RENT. The Landlord does hereby lease and demise to the Tenant, and the Tenant does hereby hire and take from the Landlord, subject and subordinate to the Qualified Encumbrances (as defined in the Original Lease), and upon and subject to the terms and conditions of the Lease for the term hereinafter stated, the space substantially as shown crosshatched on the diagram attached hereto as Exhibit A and designated as 'A' on the 32nd floor of the Building, together with all fixtures, equipment, improvements, installations and appurtenances which at the commencement of or during the term of the Lease with respect to said space are thereto attached (except items not deemed to be included therein and removable by the Tenant as provided in Article Four of the Original Lease); which space, fixtures, equipment, improvements, installations and appurtenances are sometimes called the "32nd Floor Additional Space".





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                                       2


         The term of the Lease for which the 32nd Floor Additional Space is hereby leased and demised shall commence on August 1, 2000 (the "32nd Floor Additional Space Term Commencement Date") and shall end on December 31, 2002 (the "32nd Floor Additional Space Expiration Date") or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of the Lease or pursuant to law, provided, however, that if the 34th Floor Additional Space Term Commencement Date (as hereinafter defined) is postponed pursuant to the provisions of the second paragraph of Article (2) hereof, then the 32nd Floor Additional Space Expiration Date shall be similarly postponed one day for each day the 34th Floor Additional Space Term Commencement Date is so postponed. The Landlord shall deliver the 32nd floor additional space vacant and broom clean.


         For the period of the term of the Lease for which the 32nd Floor Additional Space is hereby leased and demised, the fixed rent reserved under the Original Lease shall be increased by the following amount: $2,731,700.00 per annum ($227,641.67 per month). The Tenant does hereby covenant and agree to pay said fixed rent as so increased and the additional rent payable under the Lease, at the times and in the manner specified in the Lease for the payment of fixed rent and additional rent; provided, however, that, notwithstanding the foregoing, the fixed rent payable under the Lease shall be abated at the rate of $2,731,700.00 per annum during the period commencing on the 32nd Floor Additional Space Term Commencement Date and ending on the 31st day thereafter.


         The term the "Premises" as used in the Lease shall be deemed to include the 32nd Floor Additional Space, which shall be deemed part of the Office Space, except that (i) the provisions of Section 30.1 and Article Thirty-three of the Lease shall not apply to the 32nd Floor Additional Space, (ii) the Landlord will not separately require the Tenant to comply with the obligations imposed by the second sentence of Section 11.1. of the Lease, provided, however, that should such requirements (or any requirements of the Tenant under Article Thirty) arise by virtue of any Requirement or by virtue of any alterations performed by the Tenant in the 32nd Floor Additional Space, then the Tenant shall be obligated to comply therewith, and, (iii) in applying the provisions of Article Two of the Lease to the 32nd Floor Additional Space, (a) the "Premises" shall be deemed to mean the 32nd Floor Additional Space only, (b) the "term commencement date" shall be deemed to mean the 32nd Floor Additional Space Term Commencement Date,
(c) Section 2.2. shall be deemed to read as follows below:

             "2.2. Unless otherwise specifically provided in this Lease, if the Premises shall not be available for possession by the Tenant on the specific date hereinabove designated for the commencement of the term hereof for any reason, including,







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                                       3


         without limitation, noncompletion by the Landlord of such work as it shall be required by the terms of this Lease to do in connection with the layout or finish of the Premises, then this Lease shall not be affected thereby but, in such case, the term commencement date shall be postponed until the date when the Premises shall be available for possession by the Tenant, provided, that there shall be no such postponement of the term commencement date for any delay in the availability of the Premises for possession by the Tenant which shall be due to (a) any act or omission of the Tenant, any affiliate thereof or their respective agents, officers, partners, directors, contractors, employees, licensees or invitees, including, without limitation, delays due to changes in or additions to any work to be done by the Landlord or delays in submission of information, approving working drawings or estimates or giving authorizations or approvals ("Tenant Delay"), or
         (b) the noncompletion by the Landlord of any work, whether in connection with the layout or finish of the Premises or otherwise, which the Landlord is not required to do by the terms of this Lease until after the term commencement date; it being understood that the Tenant shall have no claim against the Landlord, and the Landlord shall have no liability to the Tenant, by reason of any such postponement of said specific date. No part of the Premises shall be deemed unavailable for possession by the Tenant, nor shall any work which the Landlord is obligated to perform in such part of the Premises be deemed incomplete for the purpose of any adjustment of fixed rent payable under this Lease, solely due to the noncompletion of details of construction, decoration or mechanical adjustments which are minor in character and the noncompletion of which does not materially interfere with the Tenant's use of such part of the Premises. Subject to the foregoing, the parties to this Lease expressly provide that, if the Premises are not available for possession by the Tenant on the specific date hereinabove designated for the commencement of the term hereof, the Tenant, except with the consent of the Landlord, shall not be entitled to possession of the Premises until the same is delivered to the Tenant by the Landlord and there shall be no abatement of rent by reason thereof, and the Tenant shall not have any claim against the Landlord nor any right to rescind this Lease, and the Landlord shall have no liability to the Tenant, by reason thereof. The foregoing Section 2.2. shall constitute "an express provision to the contrary" as such phrase is used in Section 223-a of the Real Property Law of the State of New York and shall constitute a waiver of the Tenant's rights pursuant to such Section 223-a and any other law of like import now or hereafter in force.", and (d) in applying the provisions of Sections 2.4.1., 2.4.2. and 2.4.3. to the 32nd Floor Additional Space, the dates "October 1, 1998", "November 1, 1998", January 1, 1999 and "April 1, 1999" shall be deemed to be "August 1, 2000, "September 1, 2000", November 1, 2000" and "February 1, 2001" respectively, except that the Tenant's right of cancellation shall only apply to the 32nd Floor Additional Space, and the Landlord shall only be required to return any Deposit L/C(s) which then exceed the Required Amount.


         In applying the provisions of Section 1.6. of the Lease to the 32nd Floor Additional Space, the figure "20%" which appears in the first sentence thereof shall be deleted and the figure "23%" shall be inserted in lieu thereof. Accordingly, the Landlord and the Tenant






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                                       4


hereby agree that (i) the rentable area of the 32nd Floor Additional Space is 46,300 rentable square feet, and (ii) in applying the provisions of subparagraph
(e) of Section 24.3. of the Lease to the 32nd Floor Additional Space, the figure "2,497,153" contained in such subparagraph shall be deleted and the figure "2,627,402" shall be inserted in lieu thereof.


         The Landlord and the Tenant hereby agree that (i) the Tenant is taking the 32nd Floor Additional Space in its "as-is" condition, (ii) there is no work to be performed by the Landlord therein, and (iii) accordingly there are no "Term Commencement Conditions" as such term is used in Article Two of the Lease.


         In applying the provisions of Article Thirty-one of the Lease to the 32nd Floor Additional Space, the Landlord agrees that on or after the Tenant occupies such 32nd Floor Additional Space for the normal conduct of its business
(i) if the Tenant is not then in monetary default under the Lease beyond any applicable notice and cure periods, (ii) upon receipt by it of evidence satisfactory to it of the completion of the Tenant's work in a manner reasonably satisfactory to the Landlord, and (iii) upon the furnishing by the Tenant to the Landlord of evidence of the payment for such alterations by the Tenant, the Landlord shall reimburse to the Tenant the sum of $231,500.00.


         (2) DEMISE OF 34TH FLOOR ADDITIONAL SPACE, TERM AND RENT. The Landlord does hereby lease and demise to the Tenant, and the Tenant does hereby hire and take from the Landlord, subject and subordinate to the Qualified Encumbrances (as defined in the Original Lease), and upon and subject to the terms and conditions of the Lease for the term hereinafter stated, the space substantially as shown crosshatched on the diagram attached hereto as Exhibit A and designated as 'A' on the 34th floor of the Building, together with all fixtures, equipment, improvements, installations and appurtenances which at the commencement of or during the term of the Lease with respect to said space are thereto attached (except items not deemed to be included therein and removable by the Tenant as provided in Article Four of the Original Lease); which space, fixtures, equipment, improvements, installations and appurtenances are sometimes called the "34th Floor Additional Space".


         The term of the Lease for which the 34th Floor Additional Space is hereby leased and demised shall commence on August 1, 2002 (subject to Article Two of the Lease, the "34th Floor Additional Space Term Commencement Date"), provided, however, that, notwithstanding the foregoing, the 34th Floor Additional Space Term Commencement Date may be postponed by not more than three
(3) months upon notice by the Landlord to the Tenant given not later than July 1, 2001. The Landlord shall be responsible for complying






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                                       5


with all Term Commencement Conditions, as such term is used in Article Two of the Lease, in the 34th Floor Additional Space.


         For the period of the term of the Lease for which the 34th Floor Additional Space is hereby leased and demised, the fixed rent reserved under the Original Lease shall be increased by the following amounts: $3,055,800.00 per annum ($254,650.00 per month) during the period commencing on the 34th Floor Additional Space Term Commencement Date and ending on July 31, 2004, $3,333,600.00 per annum ($277,800.00 per month) during the period commencing on August 1, 2004 and ending on July 31, 2009, and $3,611,400.00 per annum ($300,950.00 per month) thereafter. The Tenant does hereby covenant and agree to pay said fixed rent as so increased and the additional rent and percentage rent (if any) payable under the Lease, at the times and in the manner specified in the Lease for the payment of fixed rent, additional rent and percentage rent (if any); provided, however, that, notwithstanding the foregoing, the fixed rent payable under the Lease shall be abated at the rate of $3,055,800.00 per annum in equal monthly installments, prorated for partial months, during the period commencing on the 34th Floor Additional Space Term Commencement Date and ending on the 153rd day thereafter.


         The term the "Premises" as used in the Lease shall be deemed to include the 34th Floor Additional Space, which shall be deemed part of the Office Space, except that, in applying the provisions of Article Two of the Lease to the 34th Floor Additional Space, (a) the "Premises" shall be deemed to mean the 34th Floor Additional Space only, (b) the "term commencement date" shall be deemed to mean the 34th Floor Additional Space Term Commencement Date, (c) Section 2.2. shall be deemed to read consistent with the provisions of the fourth paragraph of Paragraph (1) hereof, and (d) in applying the provisions of Sections 2.4.1.,
2.4.2. and 2.4.3. to the 34th Floor Additional Space, the dates "October 1, 1998", "November 1, 1998", January 1, 1999 and "April 1, 1999" shall be deemed to be "August 1, 2002", "September 1, 2002", "November 1, 2002" and "February 1, 2003" respectively, except that the Tenant's right of cancellation shall only apply to the 34th Floor Additional Space, and the Landlord shall only be required to return any Deposit L/C(s) which then exceed the Required Amount.


         The asbestos removal that the Landlord would be obligated to perform in the 34th Floor Additional Space pursuant to the provisions of paragraph 3. of Exhibit B of the Lease has already been performed. If, by virtue of the working drawings submitted by the Tenant in connection with its Initial Alteration of the 34th Floor Additional Space, additional asbestos removal will be required, then the Landlord shall promptly perform such additional asbestos removal and in such event when applying the provisions of Article Two of the Lease to





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                                       6


the 34th Floor Additional Space, any delays in meeting the dates anticipated by the immediately preceding paragraph hereof caused by such additional asbestos removal shall be deemed Tenant Delay (as defined in the Lease).


         In applying the provisions of Section 1.6. of the Lease to the 34th Floor Additional Space, the figure "20%" which appears in the first sentence thereof shall be deleted and the figure "23%" shall be inserted in lieu thereof. Accordingly, the Landlord and the Tenant hereby agree that (i) the rentable area of the 34th Floor Additional Space is 46,300 rentable square feet, and (ii) in applying the provisions of subparagraph (e) of Section 24.3. of the Lease to the 34th Floor Additional Space, the figure "2,497,153" contained in such subparagraph shall be deleted and the figure "2,627,402" shall be inserted in lieu thereof.


         (3) In applying the provisions of Article Thirty-one of the Lease to the 34th Floor Additional Space, within thirty (30) days after substantial completion of the Alteration, the Tenant shall deliver to the Landlord (i) copies of paid receipts certified by an officer of the Tenant, (ii) general releases and waivers of lien from all consultants, contractors, subcontractors and materialmen involved in the performance of the Alteration and the materials furnished in connection therewith and (iii) a certificate from the Tenant's architect certifying that the Alteration has been substantially completed in accordance with the Lease, the reasonable rules, regulations and guidelines of the Landlord and the Working Drawings, and (iv) record drawings and specifications of the Premises reflecting the Alteration. Notwithstanding the foregoing, but in all events subject to the Tenant's obligation to keep the Premises and the Building free of liens, the Tenant shall not be required to deliver to the Landlord any general release or waiver of lien, as required by the preceding sentence, if the Tenant shall be disputing in good faith the payment which would otherwise entitle the Tenant to such release or waiver, provided that the Tenant shall (a) keep the Landlord advised in a timely fashion of the status of any such dispute and the basis therefor, (b) maintain on deposit with the Landlord such security as the Landlord may reasonably request in connection with such disputed payment, and (c) deliver to the Landlord the general release or waiver of lien when any such dispute is settled.


         The Landlord agrees that (i) if the Tenant is not then in monetary default under the Lease beyond any applicable notice and cure periods, (ii) upon receipt by it of evidence satisfactory to it (as provided above) of the completion of such work in a manner reasonably satisfactory to the Landlord, and
(iii) upon the furnishing by the Tenant to the Landlord of the evidence of the payment therefor by the Tenant, the Landlord shall reimburse to the Tenant the lesser of (a) the payment of the actual cost of such work, or (b)$1,620,500.00. Notwithstanding the foregoing, the Tenant may request draws for such reimbursement, no






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                                       7


more often than once a month, in lieu of a lump sum reimbursement upon completion of the Alterations. Such partial reimbursement requests shall only be with respect to work for which the Tenant has not theretofore been paid by the Landlord. Each request, which shall be directed to the Landlord, Attention:
Director of Billing & Cash Applications, shall be accompanied by (x) a certificate executed by the Tenant's architect stating that, in such architect's opinion, the work for which payment is requested has been substantially completed in a good and workmanlike manner and substantially in accordance with the Working Drawings and all Requirements and identifying the work for which reimbursement is requested, and (y) evidence reasonably satisfactory to the Landlord that all consultants, contractors, subcontractors and materialmen have waived and released any lien theretofore filed by it against the Premises or the Building and, further, have waived and released their right to file any such lien with respect to the portion of the work for which reimbursement is requested. Within thirty (30) days after receipt of such partial reimbursement request, and provided that the Tenant is not then in monetary default beyond any applicable notice and cure periods under the Lease, the Landlord shall reimburse to the Tenant the amount set forth in the approved requisition except to the extent that the Landlord asserts that the Tenant's approval of any invoice as due and owing is not true or is in excess of the limitation on the aggregate reimbursement referred to above.


         The Landlord shall endeavor to provide reasonable access to the 33rd Floor of the Building if and to the extent such access is required in connection with the Alteration. In the event the Landlord is unable to provide access for the Tenant to perform any such Alteration outside of the Premises, the Landlord shall reasonably exercise its rights to perform such Alteration on behalf of, and at the sole cost and expense of, the Tenant.


         (4) In applying the provisions of (I) Section 24.1. of the Lease to both the 32nd Floor Additional Space and the 34th Floor Additional Space (a) the date "June 30, 1999" shall be deleted from the second sentence of such paragraph and the date "June 30, 2001" shall be inserted in lieu thereof, and (b) the date "December 31, 1999" shall be deleted from the second sentence of such paragraph and the date "December 31, 2000" shall be inserted in lieu thereof, (II) Section 24.3(h) of the Lease to both the 32nd Floor Additional Space and the 34th Floor Additional Space, the dates "July 1, 1998" and "June 30, 1999" shall be deleted and the dates "July 1, 2000" and "June 30, 2001" respectively shall be inserted in lieu thereof, and (III) Section 24.3(i) of the Lease to both the 32nd Floor Additional Space and the 34th Floor Additional Space, the dates "January 1, 1999" and "December 31, 1999" shall be deleted and the dates "January 1, 2000" and "December 31, 2000" respectively shall be inserted in lieu thereof.





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                                       8


         (5) The supply and return air specifications set forth in Exhibit F-1 of the Lease for the 36th and 37th Floors of the Building shall apply also to the 32nd and the 34th Floors.


         (6) The Landlord will, subject to furnish to the Tenant, at no charge to the Tenant, the exclusive use of one (1) freight elevator for the Tenant's initial move-in to the 34th Floor Additional Space on two (2) consecutive weekends (during the period from 8:00 a.m. to 11:59 p.m. on both Saturday and Sunday).


         (7) As of the date hereof, space 'A' on the 35th Floor (shown hatched on the diagram attached hereto as Exhibit B, hereafter the "Substitute Space") is leased and demised to Morgan Stanley & Co. Incorporated. If (i) the Substitute Space becomes available for leasing on or before January 1, 2002, and
(ii) the Landlord has so notified the Tenant by December 1, 2001, then in such event, by execution and delivery of a Supplemental Indenture confirming such change, the Tenant may substitute the Substitute Space in lieu of the 34th Floor Additional Space and all of the references to the 34th Floor Additional Space in this Supplemental Indenture shall be deemed to refer to the Substitute Space. The Landlord hereby agrees to give the Tenant notice if the Substitute Space becomes available for leasing under this Paragraph (7).


         (8) In consideration of the additional space demised by this Supplemental Indenture, the Tenant shall, concurrent with its execution and delivery hereof, increase the Deposit L/C's posted with the Landlord by $1,000,000.00 (either by amendment, replacement or the furnishing of additional instruments) and thereafter the term "Required Amount" as it is used in Article Twenty-six of the Lease shall be deemed increased by $1,000,000.00, provided, however, if the Tenant terminates the Lease with respect to either the 32nd Floor Additional Space and/or the 34th Floor Additional Space due to the Landlord's failure to timely delivery possession of either such space, then in such event, the Required Amount shall be reduced by $1,000,000.00 within thirty days following the termination of the Lease with respect to either the 32nd Floor Additional Space and/or the 34th Floor Additional Space. Notwithstanding the foregoing (i) in no event shall the Required Amount be reduced pursuant to the foregoing sentence by more than $1,000,000.00 in the aggregate, and (ii) if the Tenant terminates the Lease with respect to the 32nd Floor Additional Space, then on and after the 34th Floor Additional Space Term Commencement Date, the term Required Amount shall once again be deemed increased by $1,000,000.00 and the Tenant shall then, once again, increase the Deposit L/C's posted with the Landlord by $1,000,000.00.


         (9) On and after the execution and delivery of this Supplemental Indenture, in applying the provisions of Article Thirty-eight of the Lease to the 35th Floor of the Building, the






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                                       9


provisions of clause (b) of the third sentence of Section 38.2. shall be inapplicable, and with respect to the 35th Floor only, the Tenant's rights shall only be subordinate to rights and options to lease the 35th Floor which may be existing as of the date of this Supplemental Indenture.


         (10) Each party represents to the other that the only brokers with which it has dealt in connection with this Lease are Rockefeller Group Development Corporation and The Staubach Company (collectively, the "Brokers"). Each party shall indemnify and save harmless their respective Indemnitees from and against all liability, claims, suits, demands, judgments, costs, interest and expenses (including reasonable counsel fees and disbursements incurred in the defense thereof) arising out of any claim for commission or other compensation made by a broker claiming through the indemnifying party (except, that Tenant shall not be liable for any claim made by the Brokers). The Landlord shall be obligated to pay any commissions owing to the Brokers pursuant to a separate agreement between Landlord and either or both of the Brokers.


         (11) The submission of this Supplemental Indenture shall be subject to modification or withdrawal and does not constitute a reservation of or option on the premises or an agreement to lease the premises. No brokerage fees, commissions or payments shall be earned, due or payable, if at all, nor shall this Supplemental Indenture become effective or the Landlord be obligated thereunder, unless and until the full execution and unconditional delivery thereof by the parties thereto.


         (12) THE ORIGINAL LEASE, as hereby amended, shall remain in full force and effect according to its terms and conditions.






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                                       10



         IN WITNESS WHEREOF, the parties hereto have duly executed this Supplemental Indenture as of the day and year first above written.

                                           ROCK-MCGRAW, INC.


ATTEST:                                    BY /S/ JONATHAN D. GREEN
                                              ---------------------------
                                                    PRESIDENT & CEO
/S/ GWEN A. ROWDEN
----------------------------
     SECRETARY



                                           SIRIUS SATELLITE RADIO INC.


ATTEST:                                    BY  /S/ MICHAEL HAYNES
                                               ----------------------------
                                                     VICE PRESIDENT
/S/ DOUGLAS A. KAPLAN
----------------------------
    ASSISTANT SECRETARY